EMPLOYEE
CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

This CONFIDENTIAL INFORMATION AND ASSIGNMENT AGREEMENT (the "Agreement") is made between Composite Technology Corporation, a Nevada corporation (the "Company") and the undersigned employee.

1. (a) For purposes of this Agreement, the term "Company" refers to Composite Technology Corporation and its direct and indirect subsidiaries and affiliates. The Employee's initial employer is Composite Technology Corporation.

(b) For purposes of this Agreement, the term "Information" includes, by way of example and not limitation, information relating to research, development, patent and copyright development and licensing thereof; trade secrets and inventions; formulas, designs, drawings, specifications and engineering; laboratory analysis; production processes and equipment; marketing techniques, price lists, pricing policies and quoting procedures; financial information, names of customers and their representatives; customer services; computer techniques, programs and software; and the type, quantity and specifications of products purchased or sold by or from customer(s) and/or by or from suppliers(s).

(c) For purposes of this Agreement, the term "Confidential Information" means information proprietary to the Company, designated as confidential by the Company or not generally known by non-Company personnel, which I develop or of which I may obtain knowledge through my employment with or services to the Company (including information conceived, originated, discovered or developed solely by me or jointly with other persons) and information provided or available to the Company that the Company is required to keep in confidence pursuant to any agreement. All information to be disclosed to the Company under paragraph 4 shall also be Confidential Information.

2. (a) During my employment with the Company and thereafter, I will not use Confidential Information for my own purposes or for the purposes of any person other than the Company and will not disclose Confidential Information to non-Company personnel except as required in connection with my duties as an employee of the Company or with the prior written permission of the Company. I agree to take all reasonable precautions to prevent inadvertent disclosure or use of such Confidential Information. I shall forever maintain the confidentiality of such Confidential Information except as to any item or portion thereof that is or becomes publicly known other than through or by me. Nothing herein shall preclude me from using or disclosing information rightfully disclosed to me by a third party not employed by the Company, to the extent allowed by such third party.

(b) In addition, I understand the importance of my obligation of confidentiality to the Company and acknowledge that the use or disclosure of Confidential Information by me could be damaging to the Company business operations, particularly if such use or disclosure is by or to a competitor of the Company. If I should ever

accept empl . nent from, or provide employment services to, a competitor of the Company, I will not use or permit the use of Confidential Information for the benefit of such competitor.

3. I will not accept a job offer from a competitor of the Company unless and until I have obtained and provided to the Company written assurance from the competitor, confirmed by my own written affirmation of my obligations hereunder either that (a) my capacity with such competitor shall not conflict with my obligations under this Agreement or (b) my obligations of confidentiality hereunder will be respected and maintained.

4. I agree promptly to advise and disclose to an officer of the Company any information, whether or not patentable or copyrightable, developed, generated and/or conceived solely by me or jointly with others during my employment with the Company. I agree to assist the Company and its nominees during and subsequent to my employment, at the Company's expense, to obtain for the Company's benefit patents, copyrights, trademarks and/or other protection for all such information. Said information shall be the sole and exclusive property of the Company or its nominees whether or not patented or copyrighted. I hereby assign to the Company all rights, title and interest I may have in any such information, including all right, title and interest in any patents, patent applications, copyrights, and any other Intellectual Property, and agree to execute and deliver to the Company all additional documents, prepared at the expense of the Company, reasonably deemed necessary by the Company in order for it to perfect, protect, and/or otherwise enjoy ownership of such information.

5. I agree to make and maintain adequate current records of all such information described in the preceding paragraph in some medium or recordation, including notes, sketches, drawings, data reports, models, samples, equipment or customer lists relating thereto. All such records and all other materials that embody any Confidential Information shall be and remain the property of the Company and be available to the Company at all times, and I agree to deliver to the Company or, at the request of the Company, to destroy all of such records and materials and all copies thereof upon termination of my consultancy with the Company.

6. I represent that this Agreement is not in conflict with any obligations I presently have with or to any other entity or person, including former employers. I will notify the Company in writing before performing or causing to be performed any work for or on behalf of the Company that appears to be in conflict with any of the following: (a) rights of mine in any information conceived, generated and/or developed by me prior to my consultancy with the Company; or (b) rights of others arising out of obligations incurred by me prior to entering into this Agreement. I acknowledge that if I fail to give notice of any such conflict the Company may conclude that no such conflict exists and I agree to make no claim against the Company with respect to the use of any such information in which I have a right and to indemnify the Company against any losses resulting from any such conflict. I represent that I have indicated on an attached schedule to this Agreement any information not covered by paragraph 4 in which I have any right, title or interest.

7. The nondisclosure provisions of this Agreement shall be binding upon my heirs, personal representatives, successors assigns, and other legal representatives and this Agreement shall be freely assignable by the Company to any successor in interest to this business or to its parent or any of its subsidiaries or affiliates.

8. Should any provision hereof be ruled invalid or inoperative, such provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. This Agreement is to be governed by California law. I acknowledge that my relationship with the Company involves significant business contacts within the state of California. Any dispute as to the construction, interpretations, application or validity of this Agreement shall be under the jurisdiction of and shall be heard by the courts having proper jurisdiction in Orange County, California, and I consent to such jurisdiction.

9. I agree and acknowledge that any breach of this Agreement shall constitute irreparable harm to the Company and I agree that injunctive relief, as well as all other legal remedies available to the Company, may be used against me to enforce this Agreement.

10. I acknowledge receipt of a copy of the Agreement. I agree that, with respect to the subject matter hereof, this is my entire agreement with the Company superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officer or representative thereof. Should any portion of this Agreement be determined to be unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect. I understand and agree that any change in the terms of this Agreement shall not be effective unless signed by me and a duly authorized representative of the Company.

11. This Agreement is not an employment agreement. Nothing in this Agreement shall limit the right to terminate at-will employment. I understand that the Company may terminate my association or employment with it at any time, with or without cause, subject to the terms of any separate written employment agreement executed by a duly authorized officer of the Company.

DAVID C. BRYANT
Employee's Name (Please Print)

[signature]
Employee's Signature

Date 2/21/2005

COMPANY

By: K Kenney
(Authorized Officer)

Date 2/21/05

K Kenney HR
Printed Name and Title